Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2014

FOURTH QUARTER RESULTS

— Annual Report on Form 10-K Filed with the Company’s Consolidated Financial

Statements for Fiscal Years 2014, 2013 and 2012 – No Going Concern Qualification —

Long Beach, Calif., March 31, 2014 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2014 fourth quarter ended January 31, 2014. In addition, UTi filed its Annual Report on Form 10-K this morning, which includes the company’s audited financial statements for the fiscal year ended January 31, 2014. The company’s audited financial statements were issued with no going concern qualification for all periods presented.

Fiscal Fourth Quarter 2014 vs. 2013 Results:

•	Revenues were $1,076.4 million, a decrease of 2.1 percent from $1,099.3 million.

•	Net revenues (revenues minus purchased transportation costs) were $370.0 million, a decrease of 0.3 percent from $371.1 million.

•	On an organic basis, revenues increased 1.7 percent and net revenues increased 4.5 percent versus the comparable prior year period.

•	Net loss attributable to UTi Worldwide Inc. was $50.7 million, or $0.48 per diluted share, compared to a net loss of $142.8 million, or $1.38 per diluted share.

•	The GAAP net loss in the fiscal 2014 fourth quarter includes after-tax severance and other costs of $7.3 million, or $0.07 per diluted share. UTi also recorded an after-tax write-off of $4.5 million, or $0.04 per diluted share, in bad debt related to customer bankruptcies. In addition, despite incurring a net loss, the company recorded additional tax expense exceeding its normalized tax rate by $22.9 million, or $0.22 per diluted share.

•	Excluding the after-tax severance and other costs, bad debt write-off and the additional tax expense described above, non-GAAP net loss attributable to UTi Worldwide Inc. was $16.1 million, or $0.15 per diluted share.

•	Earnings before interest expense, income taxes, depreciation and amortization (EBITDA), as adjusted for the items above and stock compensation expense, totaled $14.1 million compared to $17.1 million.

•	All references to adjusted items and organic items in this release refer to non-GAAP results. A reconciliation of GAAP to these non-GAAP results is provided in the supplemental financial information attached to this release.

Eric W. Kirchner, chief executive officer, said, “During the last several weeks, the company has completed a number of key milestones. First, we executed a $725 million refinancing, which strengthened the company’s balance sheet. Second, we filed our fiscal 2014 Annual Report on Form 10-K this morning, which includes the company’s audited financial statements for the three fiscal years ended January 31, 2014. The company’s audited financial statements were issued with no going concern qualification for all periods presented. Finally, we launched in early March our 1View freight forwarding operating system in South Africa and China, two of our largest markets. This brings to 32 the total number of countries on the system, representing approximately 72 percent of freight forwarding transactions. The deployment in China and South Africa also allows us to pair origin and destination shipments in most of our major markets.

“As we add more countries on 1View, we enable the company to generate greater efficiencies from operations. We continue to target completion of the system deployment in the third quarter of fiscal 2015 and still expect $75-95 million in annualized gross pre-tax cost savings by the end of fiscal 2015, approximately $50 million of which were in place at the end of fiscal 2014. As the transformation nears an end, we expect to have the ability to deploy additional resources on growth opportunities.”

Kirchner continued, “Results in the fiscal 2014 fourth quarter continued to reflect a lackluster global economy and difficult operating conditions. While we experienced increased activity in both business segments during the fourth quarter, pricing pressure continued to weigh on margins. Operating expenses were higher in the fourth quarter primarily because of increased amortization, severance expenses and temporary deployment costs related to the roll-out of the new systems. We were able to partially offset these higher costs through expense reduction measures.”

Operating expenses less purchased transportation costs were $401.5 million in the fourth quarter of fiscal 2014. The company recorded $10.6 million on a pre-tax basis in severance and other costs in the fiscal 2014 fourth quarter. UTi also recorded $6.5 million in pre-tax bad debt expense related to customer bankruptcies. In the fiscal 2013 fourth quarter, the company reported goodwill and intangible asset impairment charges of $94.7 million as well as severance costs of $5.1 million.

Excluding these items, adjusted operating expenses less purchased transportation costs were $384.4 million, compared to $378.9 million in the same period last year. On an organic basis, adjusted operating expenses less purchased transportation costs increased 5.7 percent, compared to the same period last year. The increase primarily reflects costs associated with transformation related activities.

The company recorded a tax provision of $11.0 million in the fiscal 2014 fourth quarter on a pretax loss of $38.2 million, due to valuation allowances and the mix of taxable income across the company’s tax jurisdictions.

Investor Conference Call:

UTi management will host an investor conference call today, March 31, 2014, at 5:00 a.m. PDT (8:00 a.m. EDT) to review the company’s financial results for the fiscal 2014 fourth quarter. Investment professionals are invited to participate in the live call by dialing 888-561-1721 (domestic) or 480-629-9723 (international) using conference ID 4673964. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com. The slides that will be referenced during the call will be available on the company’s website at www.go2uti.com (click on “Investor Relations” and then click on “Webcasts & Presentations”). The slides will contain disclosures of certain non-GAAP financial measures, which will be identified in the slides. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures will be included in the slides. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately [8:00 a.m. PDT, today, through April 2, 2014, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4673964.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in this press release relating to organic revenue and organic net revenue changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and to adjusted operating expenses less purchased transportation costs, which are operating expenses less purchased transportation costs that are further adjusted to exclude severance and other costs and a bad debt write-off. The company has also included information relating to organic adjusted operating expenses less purchased transportation costs, which are adjusted operating expenses less purchased transportation costs that are further adjusted to exclude the impact of currency fluctuations between comparable periods. The company has further referred to non-GAAP net loss attributable to UTi Worldwide Inc., which is adjusted to exclude severance and other costs, a bad debt write-off, and valuation allowances on deferred tax assets, as described above, and non-GAAP loss per diluted share. Finally, the company has referred to adjusted earnings before interest expense, income taxes, depreciation and amortization (EBITDA), which is adjusted to exclude stock-based compensation, as well as severance and other costs and the bad debt write-off referred to above. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. In addition, the company’s management believes that presenting adjusted EBITDA provides useful information to investors regarding underlying business trends and performance of the company’s ongoing operations. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. Further, adjusted EBITDA does not represent cash flow from operations as defined by GAAP, is not derived in accordance with GAAP, and should not be considered as an alternative to net income. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release which address activities, events or developments that UTi expects or anticipates will or may occur in the future, including such things as substantially completing deployment during the third quarter of fiscal 2015; the fact that as the company adds more countries on 1View it enables the company to generate greater efficiencies from operations; the expected benefits of the refinancing, including strengthening UTi’s balance sheet; expectations for $75-95 million in annualized gross pre-tax cost savings by the end of fiscal 2015, including approximately $50 million of which were in place at the end of fiscal 2014; the ability to deploy additional resources on growth opportunities as the transformation nears an end; and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by UTi in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and other similar expressions or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in UTi’s filings with the SEC, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K filed with the SEC today, and the following: UTi’s ability to maintain sufficient liquidity and capital resources to fund its business; UTi’s ability to complete its business transformation initiatives in the timeframe and for the costs anticipated or at all and achieve the expected benefits; UTi’s ability to generate sufficient cash to service its debts and other obligations; delays or inability to pay by UTi’s customers; dilution in connection with the private placement of convertible preference shares and dilution in connection with the convertible notes; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and EMENA (which is comprised of Europe, Middle East and North Africa); risks associated with UTi’s ongoing business transformation initiative, which include unanticipated difficulties, delays, additional costs and expenses as well as potential billing delays; volatile fuel costs; transportation capacity, pricing dynamics and the ability of UTi to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand; material interruptions in transportation services; risks of international operations;

risks associated with, and the potential for penalties, fines, costs and expenses the company may incur as a result of investigations by the governments of Brazil and Singapore into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; UTi’s ability to retain clients while facing increased competition; the financial condition of UTi’s clients; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in UTi’s effective tax rates; the other risks and uncertainties described herein and in UTi’s other filings with the SEC; and other factors outside UTi’s control. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on UTi or its business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and UTi does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended		Fiscal years ended
	January 31,		January 31,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
Revenues:
Airfreight forwarding	$324,066	$347,449	$1,345,462	$1,443,740
Ocean freight forwarding	296,132	306,765	1,253,219	1,267,134
Customs brokerage	46,425	29,294	146,499	117,629
Contract logistics	184,021	176,915	741,779	785,733
Distribution	137,864	140,625	588,121	588,794
Other	87,895	98,207	365,800	404,491

Total revenues	1,076,403	1,099,255	4,440,880	4,607,521

Other operating expenses:
Purchased transportation costs:
Airfreight forwarding	260,067	274,257	1,048,627	1,128,043
Ocean freight forwarding	244,902	257,246	1,046,613	1,064,081
Customs brokerage	9,753	1,135	22,444	5,289
Contract logistics	44,048	42,780	179,320	200,578
Distribution	95,356	93,807	409,664	397,872
Other	52,248	58,937	209,307	225,125

Staff costs	220,143	218,930	885,710	894,503
Depreciation	14,133	13,938	53,899	48,917
Amortization of intangible assets	7,226	2,886	18,502	12,262
Severance and other	10,585	5,118	29,618	18,039
Goodwill impairment	—	93,008	—	93,008
Intangible assets impairment	—	1,643	—	1,643
Other operating expenses	149,408	143,115	547,344	546,456

Total other operating expenses	1,107,869	1,206,800	4,451,048	4,635,816

Operating loss	(31,466)	(107,545)	(10,168)	(28,295)
Interest expense, net	(5,322)	(5,888)	(16,985)	(13,415)
Other (expense)/income, net	(1,437)	69	(2,693)	(439)

Pretax loss	(38,225)	(113,364)	(29,846)	(42,149)
Provision for income taxes	11,022	27,992	41,076	51,891

Net loss	(49,247)	(141,356)	(70,922)	(94,040)
Net income attributable to non-controlling interests	1,474	1,467	5,736	6,466

Net loss attributable to UTi Worldwide Inc.	$(50,721)	$(142,823)	$(76,658)	$(100,506)

Basic loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.48)	$(1.38)	$(0.73)	$(0.97)

Diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.48)	$(1.38)	$(0.73)	$(0.97)

Number of weighted average common shares outstanding used for per share calculations
Basic shares	104,779,228	103,778,688	104,527,949	103,544,171
Diluted shares	104,779,228	103,778,688	104,527,949	103,544,171

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2014	January 31, 2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$204,384	$237,276
Trade receivables, net	977,885	898,809
Deferred income taxes	8,889	19,595
Other current assets	154,465	156,385

Total current assets	1,345,623	1,312,065
Property, plant and equipment, net	222,036	242,898
Goodwill and other intangible assets, net	464,867	457,635
Investments	1,075	969
Deferred income taxes	11,693	25,802
Other non-current assets	36,768	34,688

Total assets	$2,082,062	$2,074,057

LIABILITIES & EQUITY
Bank lines of credit	$260,700	$79,213
Short-term borrowings	7,551	1,129
Current portion of long-term borrowings	3,488	5,663
Current portion of capital lease obligations	12,374	11,377
Trade payables and other accrued liabilities	754,965	786,444
Income taxes payable	17,877	8,470
Deferred income taxes	3,236	2,775

Total current liabilities	1,060,191	895,071

Long-term borrowings, excluding current portion	205,862	204,434
Capital lease obligations, excluding current portion	60,784	73,538
Deferred income taxes	14,390	29,654
Other non-current liabilities	38,098	47,178

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	517,762	505,237
Retained earnings	313,974	396,946
Accumulated other comprehensive loss	(143,317)	(92,348)

Total UTi Worldwide Inc. shareholders’ equity	688,419	809,835
Non-controlling interests	14,318	14,347

Total equity	702,737	824,182

Total liabilities and equity	$2,082,062	$2,074,057

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Fiscal years ended January 31,
	2014	2013
	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(70,922)	$(94,040)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Share-based compensation costs	13,869	14,556
Depreciation	53,899	48,917
Amortization of intangible assets	18,502	12,262
Amortization of debt issuance costs	702	1,556
Goodwill and intangible assets impairment	—	94,651
Deferred income taxes	5,490	16,957
Uncertain tax positions	(1,532)	469
Excess tax benefits from share-based compensation	—	(19)
Gain on disposal of property, plant and equipment	(367)	(682)
Provision for doubtful accounts	16,559	4,507
Net proceeds from the sales of trade receivables	3,405	—
Other	3,388	1,771
Net changes in operating assets and liabilities	(141,076)	(60,131)

Net cash (used in)/provided by operating activities	(98,083)	40,774

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, excluding software	(47,140)	(49,728)
Proceeds from disposals of property, plant and equipment	3,832	3,475
Purchases of software and other intangible assets	(34,013)	(36,692)
Net (increase)/decrease in other non-current assets	(4,612)	847
Acquisitions and related payments	—	(888)
Other	—	134

Net cash used in investing activities	(81,933)	(82,852)

FINANCING ACTIVITIES:
Net borrowings under bank lines of credit	188,732	14,491
Net increase in short-term borrowings	6,701	174
Proceeds from issuances of long-term borrowings	4,575	200,869
Repayments of long-term borrowings	(5,342)	(205,000)
Debt issuance costs	—	(1,745)
Repayments of capital lease obligations	(12,682)	(17,384)
Acquisitions of non-controlling interests	—	(1,920)
Distributions to non-controlling interests and other	(3,038)	(2,837)
Ordinary shares settled under share-based compensation plans	(2,500)	(3,130)
Proceeds from issuance of ordinary shares	4,241	2,502
Excess tax benefits from share-based compensation	—	19
Dividends paid	(6,314)	(6,223)

Net cash provided by/(used in) financing activities	174,373	(20,184)

Effect of foreign exchange rate changes on cash and cash equivalents	(27,249)	(22,223)

Net decrease in cash and cash equivalents	(32,892)	(84,485)

Cash and cash equivalents at beginning of period	237,276	321,761

Cash and cash equivalents at end of period	$204,384	$237,276

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended January 31, 2014
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$730,010	$346,393	$—	$1,076,403

Purchased transportation costs	558,077	148,297	—	706,374
Staff costs	109,418	102,187	8,538	220,143
Depreciation	4,497	8,155	1,481	14,133
Amortization of intangible assets	6,043	1,061	122	7,226
Severance and other	5,382	3,931	1,272	10,585
Other operating expenses	57,491	78,828	13,089	149,408

Total operating expenses	740,908	342,459	24,502	1,107,869

Operating (loss)/income	$(10,898)	$3,934	$(24,502)	(31,466)

Interest expense, net				(5,322)
Other expense, net				(1,437)

Pretax loss				(38,225)
Provision for income taxes				11,022

Net loss				(49,247)
Net income attributable to non-controlling interests				1,474

Net loss attributable to UTi Worldwide Inc.				$(50,721)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended January 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$749,162	$350,093	$—	$1,099,255

Purchased transportation costs	582,087	146,075	—	728,162
Staff costs	103,630	106,601	8,699	218,930
Depreciation	4,261	8,554	1,123	13,938
Amortization of intangible assets	1,039	1,307	540	2,886
Severance and other	3,020	2,024	74	5,118
Goodwill impairment	—	93,008	—	93,008
Intangible assets impairment	—	1,643	—	1,643
Other operating expenses	52,926	83,788	6,401	143,115

Total operating expenses	746,963	443,000	16,837	1,206,800

Operating income/(loss)	$2,199	$(92,907)	$(16,837)	(107,545)

Interest expense, net				(5,888)
Other income, net				69

Pretax loss				(113,364)
Provision for income taxes				27,992

Net loss				(141,356)
Net income attributable to non-controlling interests				1,467

Net loss attributable to UTi Worldwide Inc.				$(142,823)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Fiscal year ended January 31, 2014
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$2,996,775	$1,444,105	$—	$4,440,880

Purchased transportation costs	2,290,077	625,898	—	2,915,975
Staff costs	432,274	417,186	36,250	885,710
Depreciation	16,988	31,511	5,400	53,899
Amortization of intangible assets	12,688	4,709	1,105	18,502
Severance and other	13,894	12,244	3,480	29,618
Other operating expenses	194,460	316,033	36,851	547,344

Total operating expenses	2,960,381	1,407,581	83,086	4,451,048

Operating income/(loss)	$36,394	$36,524	$(83,086)	(10,168)

Interest expense, net				(16,985)
Other expense, net				(2,693)

Pretax loss				(29,846)
Provision for income taxes				41,076

Net loss				(70,922)
Net income attributable to non-controlling interests				5,736

Net loss attributable to UTi Worldwide Inc.				$(76,658)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Fiscal year ended January 31, 2013
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$3,094,408	$1,513,113	$—	$4,607,521

Purchased transportation costs	2,384,697	636,291	—	3,020,988
Staff costs	420,140	440,459	33,904	894,503
Depreciation	16,369	29,417	3,131	48,917
Amortization of intangible assets	4,116	5,986	2,160	12,262
Severance and other	6,029	9,680	2,330	18,039
Goodwill impairment	—	93,008	—	93,008
Intangible assets impairment	—	1,643	—	1,643
Other operating expenses	190,253	336,144	20,059	546,456

Total operating expenses	3,021,604	1,552,628	61,584	4,635,816

Operating income/(loss)	$72,804	$(39,515)	$(61,584)	(28,295)

Interest expense, net				(13,415)
Other expense, net				(439)

Pretax loss				(42,149)
Provision for income taxes				51,891

Net loss				(94,040)
Net income attributable to non-controlling interests				6,466

Net loss attributable to UTi Worldwide Inc.				$(100,506)

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended January 31, 2014
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$212,391	$57,003	$63,246	$33,252	$(6,530)	$5,569
Americas	145,151	190,742	37,750	88,440	(20,408)	861
Asia Pacific	255,148	18,623	48,456	11,929	7,359	1,816
Africa	117,320	80,025	22,481	64,475	12,615	1,067
Corporate	—	—	—	—	(24,502)	1,272

Total	$730,010	$346,393	$171,933	$198,096	$(31,466)	$10,585

	Three months ended January 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other	Intangible Assets Impairment	Goodwill Impairment
EMENA	$213,870	$53,434	$53,466	$31,972	$(16,192)	$3,670	$—	$4,168
Americas	179,332	185,160	43,338	84,623	(93,162)	993	—	88,840
Asia Pacific	240,546	17,563	46,006	11,467	8,473	31	—	—
Africa	115,414	93,936	24,265	75,956	10,173	350	1,643	—
Corporate	—	—	—	—	(16,837)	74	—	—

Total	$749,162	$350,093	$167,075	$204,018	$(107,545)	$5,118	$1,643	$93,008

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Fiscal year ended January 31, 2014
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other
EMENA	$861,331	$224,901	$237,967	$131,893	$(16,618)	$12,343
Americas	664,803	790,876	178,154	353,108	(11,571)	4,381
Asia Pacific	1,000,697	80,036	194,984	53,201	46,375	3,851
Africa	469,944	348,292	95,593	280,005	54,732	5,563
Corporate	—	—	—	—	(83,086)	3,480

Total	$2,996,775	$1,444,105	$706,698	$818,207	$(10,168)	$29,618

	Fiscal year ended January 31, 2013
	Freight Forwarding Revenues	Contract Logistics and Distribution Revenues	Freight Forwarding Net Revenues	Contract Logistics and Distribution Net Revenues	Operating (Loss)/Income	Severance and Other	Intangible Assets Impairment	Goodwill Impairment
EMENA	$909,436	$231,937	$229,951	$135,467	$(15,625)	$6,882	$—	$4,168
Americas	750,324	800,522	184,608	359,102	(66,458)	3,000	—	88,840
Asia Pacific	970,084	71,999	189,092	47,185	39,831	5,344	—	—
Africa	464,564	408,655	106,060	335,068	75,541	483	1,643	—
Corporate	—	—	—	—	(61,584)	2,330	—	—

Total	$3,094,408	$1,513,113	$709,711	$876,822	$(28,295)	$18,039	$1,643	$93,008

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Three months ended January 31, 2014	Three months ended January 31, 2013
GAAP Revenues	$1,076,403	$1,099,255
Less: Purchased transportation costs	(706,374)	(728,162)

Net revenues	$370,029	$371,093

GAAP Operating expenses	$1,107,869	$1,206,800
Less: Purchased transportation costs	(706,374)	(728,162)

Operating expenses less purchased transportation costs	401,495	478,638
Less: Adjustment for severance and other(1)(2)	(10,585)	(5,118)
Less: Adjustment for bad debt related to customer bankruptcies(3)	(6,500)	—
Less: Adjustment for goodwill impairment(4)	—	(93,008)
Less: Adjustment for intangible assets impairment(5)	—	(1,643)

Non-GAAP Operating expenses	$384,410	$378,869

GAAP Operating loss	$(31,466)	$(107,545)
Add: Adjustment for severance and other(1)(2)	10,585	5,118
Add: Adjustment for bad debt related to customer bankruptcies(3)	6,500	—
Add: Adjustment for goodwill impairment(4)	—	93,008
Add: Adjustment for intangible assets impairment(5)	—	1,643

Non-GAAP Operating loss	$(14,381)	$(7,776)

Non-GAAP operating loss as a percentage of net revenues	-3.9%	-2.1%
GAAP Pretax loss	$(38,225)	$(113,364)
Add: Adjustment for severance and other(1)(2)	10,585	5,118
Add: Adjustment for bad debt related to customer bankruptcies(3)	6,500	—
Add: Adjustment for goodwill impairment(4)	—	93,008
Add: Adjustment for intangible assets impairment(5)	—	1,643

Non-GAAP Pretax loss	$(21,140)	$(13,595)

GAAP Provision for income taxes	$11,022	$27,992
Add: Adjustment for severance and other(6)	3,281	1,587
Add: Adjustment for bad debt related to customer bankruptcies(6)	2,015	—
Add: Adjustment for goodwill impairment(6)	—	2,717
Add: Adjustment for intangible assets impairment(6)	—	460
Less: Adjustment for deferred tax asset valuation allowance and other(6)	(22,871)	(34,458)

Non-GAAP Provision for income taxes	$(6,553)	$(1,702)

GAAP Net loss attributable to UTi Worldwide Inc.	$(50,721)	$(142,823)
Adjustment for:
Severance and other(1)(2)	10,585	5,118
Bad debt related to customer bankruptcies(3)	6,500	—
Goodwill impairment(4)	—	93,008
Intangible assets impairment(5)	—	1,643
Income tax effect severance and other(6)	(3,281)	(1,587)
Income tax effect bad debt related to customer bankruptcies(6)	(2,015)	—
Income tax effect goodwill impairment(6)	—	(2,717)
Income tax effect intangible asset impairment(6)	—	(460)
Adjustment for deferred tax asset valuation allowance and other(6)	22,871	34,458

Non-GAAP Net loss attributable to UTi Worldwide Inc.	$(16,061)	$(13,360)

GAAP Diluted loss per common share	$(0.48)	$(1.38)
Adjustment for:
Severance and other(1)(2)	0.10	0.05
Bad debt related to customer bankruptcies(3)	0.06	—
Goodwill impairment(4)	—	0.90
Intangible assets impairment(5)	—	0.02
Income tax effect severance and other(6)	(0.03)	(0.02)
Income tax effect bad debt related to customer bankruptcies(6)	(0.02)	—
Income tax effect goodwill impairment(6)	—	(0.03)
Income tax effect intangible asset impairment(6)	—	—
Adjustment for deferred tax asset valuation allowance and other(6)	0.22	0.33

Non-GAAP Diluted loss per common share	$(0.15)	$(0.13)

(1)	During the three months ended January 31, 2014 the company recorded pre-tax severance of $8,402 primarily related to transformation activities, accrued pre-tax expenses of $1,519 for certain legal matters, including the final settlement relating to a 2006 warehouse fire, and facility exit costs and other of $664.
(2)	During the three months ended January 31, 2013, the company recorded pre-tax severance of $5,118 primarily related to transformation activities.
(3)	During the three months ended January 31, 2014, the company recorded a pre-tax bad debt write off of $6,500 related to customer bankruptcies.
(4)	During the three months ended January 31, 2013, the company recorded a pre-tax goodwill impairment charge of $93,008, as a result of continued economic weakness in certain of the regions in which we operate.
(5)	During the three months ended January 31, 2013, the company recorded a pre-tax intangible asset impairment charge of $1,643, which relates to the recoverability of value assigned to certain client relationships within one of the company’s pharmaceutical distribution business in South Africa.
(6)	The provision for income tax adjustment related to the severance and other costs and intangible asset impairments and were calculated based on the prevailing tax rate in each jurisdiction. In addition, the adjustment for deferred tax asset valuation allowances includes changes in deferred tax assets associated with amalgamations.

UTi Worldwide Inc.

Supplemental Financial Information – Reconciliation to US GAAP

(in thousands, except per share amounts)

(Unaudited)

	Fiscal year ended January 31, 2014	Fiscal year ended January 31, 2013
GAAP Revenues	$4,440,880	$4,607,521
Less: Purchased transportation costs	(2,915,975)	(3,020,988)

Net revenues	$1,524,905	$1,586,533

GAAP Operating expenses	$4,451,048	$4,635,816
Less: Purchased transportation costs	(2,915,975)	(3,020,988)

Operating expenses less purchased transportation costs	1,535,073	1,614,828
Less: Adjustment for severance and other(7)(8)	(29,618)	(18,039)
Less: Adjustment for bad debt related to customer bankruptcies(9)	(6,500)	—
Less: Adjustment for goodwill impairment(10)	—	(93,008)
Less: Adjustment for intangible assets impairment(11)	—	(1,643)

Non-GAAP Operating expenses	$1,498,955	$1,502,138

GAAP Operating loss	$(10,168)	$(28,295)
Add: Adjustment for severance and other(7)(8)	29,618	18,039
Add: Adjustment for bad debt related to customer bankruptcies(9)	6,500	—
Add: Adjustment for goodwill impairment(10)	—	93,008
Add: Adjustment for intangible assets impairment(11)	—	1,643

Non-GAAP Operating income	$25,950	$84,395

Non-GAAP operating income as a percentage of net revenues	1.7%	5.3%

GAAP Pretax loss	$(29,846)	$(42,149)
Add: Adjustment for severance and other(7)(8)	29,618	18,039
Add: Adjustment for bad debt related to customer bankruptcies(9)	6,500	—
Add: Adjustment for goodwill impairment(10)	—	93,008
Add: Adjustment for intangible assets impairment(11)	—	1,643

Non-GAAP Pretax income	$6,272	$70,541

GAAP Provision for income taxes	$41,076	$51,891
Add: Adjustment for severance and other(12)	9,182	5,538
Add: Adjustment for bad debt related to customer bankruptcies(12)	2,015	—
Add: Adjustment for goodwill impairment(12)	—	2,717
Add: Adjustment for intangible assets impairment(12)	—	460
Less: Adjustment for deferred tax asset valuation allowance and other(12)	(50,329)	(37,068)

Non-GAAP Provision for income taxes	$1,944	$23,538

GAAP Net loss attributable to UTi Worldwide Inc.	$(76,658)	$(100,506)
Adjustment for:
Severance and other(7)(8)	29,618	18,039
Bad debt related to customer bankruptcies(9)	6,500	—
Goodwill impairment(10)	—	93,008
Intangible assets impairment(11)	—	1,643
Income tax effect severance and other(12)	(9,182)	(5,538)
Income tax effect bad debt related to customer bankruptcies(12)	(2,015)	—
Income tax effect goodwill impairment(12)	—	(2,717)
Income tax effect intangible asset impairment(12)	—	(460)
Adjustment for deferred tax asset valuation allowance and other(12)	50,329	37,068

Non-GAAP Net (loss)/income attributable to UTi Worldwide Inc.	$(1,408)	$40,537

GAAP Diluted loss per common share	$(0.73)	$(0.97)
Adjustment for:
Severance and other(7)(8)	0.28	0.17
Bad debt related to customer bankruptcies(9)	0.06	—
Goodwill impairment(10)	—	0.89
Intangible assets impairment(11)	—	0.02
Income tax effect severance and other(12)	(0.09)	(0.05)
Income tax effect bad debt related to customer bankruptcies(12)	(0.02)	—
Income tax effect goodwill impairment(12)	—	(0.03)
Income tax effect intangible asset impairment(12)	—	—
Adjustment for deferred tax asset valuation allowance and other(12)	0.49	0.36

Non-GAAP Diluted (loss)/earnings per common share	$(0.01)	$0.39

(7)	During the fiscal year ended January 31, 2014 the company recorded pre-tax severance of $24,791 primarily related to transformation activities, accrued pre-tax expenses of $1,519 for certain legal matters, including the final settlement relating to a 2006 warehouse fire, and facility exit costs and other of $3,308.
(8)	During the fiscal year ended January 31, 2013, the company recorded pre-tax severance of $12,826 primarily related to transformation activities and accrued pre-tax expenses of $5,213 relating to a legal judgment.
(9)	During the fiscal year ended January 31, 2014, the company recorded a pre-tax bad debt write off of $6,500 related to customer bankruptcies.
(10)	During the fiscal year ended January 31, 2013, the company recorded a pre-tax goodwill impairment charge of $93,008, as a result of continued economic weakness in certain of the regions in which we operate.
(11)	During the fiscal year ended January 31, 2013, the company recorded a pre-tax intangible asset impairment charge of $1,643, which relates to the recoverability of value assigned to certain client relationships within one of the company’s pharmaceutical distribution business in South Africa.
(12)	The provision for income tax adjustment related to the severance and other costs and intangible asset impairments and were calculated based on the prevailing tax rate in each jurisdiction. In addition, the adjustment for deferred tax asset valuation allowances includes changes in deferred tax assets associated with amalgamations.

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the company’s organic growth rates and the growth rates based on the company’s GAAP reported results in the company’s revenues, net revenues and operating expenses less purchased transportation costs for the three months and fiscal year ended January 31, 2014. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation.

	Three months ended January 31, 2014
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items(13)	Adjusted Organic Growth
Revenues	(2)%	4%	2%	—%	2%
Net revenues	—%	5%	5%	—%	5%
Operating expenses less purchased transportation costs	(16)%	4%	(12)%	18%	6%

	Fiscal year ended January 31, 2014
	Total Net Change	+/(-) Currency Impact	Organic Growth	+/(-) Non-GAAP Items(14)	Adjusted Organic Growth
Revenues	(4)%	3%	(1)%	—%	(1)%
Net revenues	(4)%	3%	(1)%	—%	(1)%
Operating expenses less purchased transportation costs	(5)%	4%	(1)%	5%	4%

(13)	During the three months ended January 31, 2014 the company recorded pre-tax severance of $8,402 primarily related to transformation activities, accrued pre-tax expenses of $1,519 for a legal judgment relating to a 2006 warehouse fire, facility exit costs and other of $664 and pre-tax bad debt write off of $6,500 related to customer bankruptcies.
(14)	During the fiscal year ended January 31, 2014 the company recorded pre-tax severance of $24,791 primarily related to transformation activities, accrued pre-tax expenses of $1,519 for a legal judgment relating to a 2006 warehouse fire, facility exit costs and other of $3,308, and pre-tax bad debt write off of $6,500 related to customer bankruptcies.

UTi Worldwide Inc.

Adjusted EBITDA Calculation

(in thousands)

(Unaudited)

	Three months ended
	January 31,
	2014	2013
EBITDA:
Pretax loss	(38,225)	(113,364)
Interest expense	9,819	11,024
Depreciation	14,133	13,938
Amortization of intangible assets	7,226	2,886

Total	(7,047)	(85,516)

Adjusting items
Stock compensation	4,087	2,867
Goodwill impairment	—	93,008
Intangible assets impairment	—	1,643
Severance and other(15)	10,585	5,118
Bad debt related to customer bankruptcies(16)	6,500	—

Adjusted EBITDA	14,125	17,120

(15)	During the three months ended January 31, 2014 the company recorded pre-tax severance of $8,402 primarily related to transformation activities, accrued pre-tax expenses of $1,519 for a legal judgment relating to a 2006 warehouse fire, and facility exit costs and other of $664.
(16)	During the three months ended January 31, 2014, the company recorded a pre-tax bad debt write off of $6,500 related to customer bankruptcies.